News Announcement

SEASONED EXHIBITION INDUSTRY EXECUTIVE CHUCK GOLDWATER APPOINTED
SENIOR VICE PRESIDENT OF DIGIPLEX

WESTFIELD, New Jersey (January 7, 2013) - Digital Cinema Destinations Corp. (NasdaqCM: DCIN) (Digiplex), a fast-growing motion picture exhibitor dedicated to transforming movie theaters into digital entertainment centers, today announced the appointment of Chuck Goldwater as its Senior Vice President, effective immediately.  Mr. Goldwater had joined the Company’s Board of Directors in early 2012, prior to the completion of its successful initial public offering (IPO).

Mr. Goldwater is an entertainment industry veteran with over three decades of cinema experience.  At the end of 2012 as the domestic digital cinema rollout business came to a close he ended his seven years of work at Cinedigm where he had served as President of its Media Services Group.  Prior to his tenure at Cinedigm he was Chief Executive Officer of Digital Cinema Initiatives, LLC (DCI), a joint venture of the seven major Hollywood studios, which established the technical specifications and initial business planning for the worldwide implementation of digital cinema.  Mr. Goldwater has also held senior management positions at a number of leading theater exhibitors including USA Cinemas, National Amusements and Loews Theatres, and he served as President/CEO of Mann Theatres and President at Clearview Cinemas.  He was also honored as a recent inductee into the ShowEast (leading exhibition industry conference) Hall of Fame in 2012.

Digiplex Chairman and CEO Bud Mayo stated, “We are delighted that Chuck has agreed to join our senior management team as he brings a tremendous wealth of relevant experience and numerous important industry relationships to his new role at Digiplex.  He has particular expertise in digital cinema deployment and with alternative entertainment programming, two key areas of importance to our fast-growing exhibition chain’s future success.  Chuck also fits in very well with other executive team members as he worked with many of us at both Cinedigm and Clearview Cinemas.”

About Digital Cinema Destinations Corporation (www.digiplexdest.com)
Digital Cinema Destinations Corp. is dedicated to transforming its movie theaters into interactive entertainment centers. The Company provides consumers with uniquely satisfying experiences, combining state-of-the-art digital technology with engaging, dynamic content that far transcends traditional cinematic fare. The Company’s customers enjoy live sports events, concerts, conferences, operas, videogames, auctions, fashion shows and, on an ongoing basis, the very best major motion pictures. As of December 31, 2012, Digiplex operated 16 cinemas and 159 screens in CA, PA, CT, NJ and AZ. You can connect with Digiplex via Facebook, Twitter, YouTube and Blogger.  Digiplex is also participating in DigiNext, a unique, specialty content joint venture (with Nehst Studios) featuring curated content from festivals around the world.  DigiNext releases typically include innovative live Q&A sessions between the audience and cast members.

Disclosure Regarding Forward-Looking Statements
This press release and other written or oral statements made by or on behalf of Digital Cinemas Destination Corp. may contain forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Risk factors are disclosed in our Form S-1 under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Contacts:
Bud Mayo, Chairman/CEO	Robert Rinderman or Jennifer Neuman
Digital Cinema Destinations Corp.	JCIR – Investor Relations
908/396-1362 or bmayo@digiplexdest.com	212/835-8500 or DCIN@jcir.com

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